CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our report dated August 16, 2004, relating to the financial statements and financial highlights which appears in the June 30, 2004 Annual Report to Shareholders of Morgan Keegan Select Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP

Memphis, Tennessee
October 26, 2004